                                                                    EXHIBIT 4.20

--------------------------------------------------------------------------------



                             FLEMING COMPANIES, INC.


                    9 7/8% SENIOR SUBORDINATED NOTES DUE 2012

                                   ----------

                                    INDENTURE

                           Dated as of April 15, 2002

                                   ----------

                     MANUFACTURERS AND TRADERS TRUST COMPANY

                                     Trustee

                                   ----------



--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                                               Indenture Section
310(a)(1)........................................................................                7.10
   (a)(2)........................................................................                7.10
   (a)(3)........................................................................                N.A.
   (a)(4)........................................................................                N.A.
   (a)(5)........................................................................                7.10
   (b)...........................................................................                7.10
   (c)...........................................................................                N.A.
311(a)...........................................................................                7.11
   (b)...........................................................................                7.11
   (c)...........................................................................                N.A.
312(a)...........................................................................                2.05
   (b)...........................................................................               13.03
   (c)...........................................................................               13.03
313(a)...........................................................................                7.06
   (b)(2)........................................................................                7.07
   (c)...........................................................................            7.06; 13.02
   (d)...........................................................................                7.06
314(a)...........................................................................            4.03; 13.02
   (c)(1)........................................................................               13.04
   (c)(2)........................................................................               13.04
   (c)(3)........................................................................                N.A.
   (e)...........................................................................               13.05
   (f)...........................................................................                N.A.
315(a)...........................................................................                7.01
   (b)...........................................................................            7.05; 13.02
   (c)...........................................................................                7.01
   (d)...........................................................................                7.01
   (e)...........................................................................                6.11
316(a) (last sentence)...........................................................                2.09
   (a)(1)(A).....................................................................                6.05
   (a)(1)(B).....................................................................                6.04
   (a)(2)........................................................................                N.A.
   (b)...........................................................................                6.07
   (c)...........................................................................                2.13
317(a)(1)........................................................................                6.08
   (a)(2)........................................................................                6.09
   (b)...........................................................................                2.04
318(a)...........................................................................               13.01
   (b)...........................................................................                N.A.
   (c)...........................................................................               13.01

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                            Page
                                                   ARTICLE 1.
                                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.     Definitions.................................................................................1
Section 1.02.     Other Definitions..........................................................................26
Section 1.03.     Incorporation by Reference of Trust Indenture Act..........................................27
Section 1.04.     Rules of Construction......................................................................27

                                                   ARTICLE 2.
                                                    THE NOTES

Section 2.01.     Form and Dating............................................................................28
Section 2.02.     Execution and Authentication...............................................................29
Section 2.03.     Registrar and Paying Agent.................................................................29
Section 2.04.     Paying Agent to Hold Money in Trust........................................................29
Section 2.05.     Holder Lists...............................................................................30
Section 2.06.     Transfer and Exchange......................................................................30
Section 2.07.     Replacement Notes..........................................................................42
Section 2.08.     Outstanding Notes..........................................................................43
Section 2.09.     Treasury Notes.............................................................................43
Section 2.10.     Temporary Notes............................................................................43
Section 2.11.     Cancellation...............................................................................43
Section 2.12.     Defaulted Interest.........................................................................44
Section 2.13.     Record Date................................................................................44
Section 2.14.     CUSIP Numbers..............................................................................44

                                                   ARTICLE 3.
                                            REDEMPTION AND PREPAYMENT

Section 3.01.     Notices to Trustee.........................................................................44
Section 3.02.     Selection of Notes to Be Redeemed..........................................................44
Section 3.03.     Notice of Redemption.......................................................................45
Section 3.04.     Effect of Notice of Redemption.............................................................46
Section 3.05.     Deposit of Redemption Price................................................................46
Section 3.06.     Notes Redeemed in Part.....................................................................46
Section 3.07.     Optional Redemption........................................................................46
Section 3.08.     Mandatory Redemption.......................................................................47
Section 3.09.     Offer to Purchase by Application of Excess Proceeds........................................47

                                                                                                            Page
                                                   ARTICLE 4.
                                                    COVENANTS

Section 4.01.     Payment of Notes...........................................................................49
Section 4.02.     Maintenance of Office or Agency............................................................49
Section 4.03.     Reports....................................................................................49
Section 4.04.     Compliance Certificate.....................................................................50
Section 4.05.     Taxes......................................................................................51
Section 4.06.     Stay, Extension and Usury Laws.............................................................51
Section 4.07.     Restricted Payments........................................................................51
Section 4.08.     Dividend and Other Payment Restrictions Affecting Subsidiaries.............................54
Section 4.09.     Incurrence of Indebtedness.................................................................55
Section 4.10.     Asset Sales................................................................................56
Section 4.11.     Transactions with Affiliates...............................................................57
Section 4.12.     Liens......................................................................................57
Section 4.13.     Corporate Existence........................................................................58
Section 4.14.     Offer to Repurchase Upon Change of Control.................................................58
Section 4.15.     Limitation on Issuances and Sales of Capital Stock of Subsidiaries.........................60
Section 4.16.     Payments for Consent.......................................................................60
Section 4.17.     Additional Guarantees......................................................................61
Section 4.18.     Termination of Certain Covenants In Event of Investment Grade Rating.......................61
Section 4.19.     Registration Rights........................................................................61
Section 4.20.     Additional Interest........................................................................62
Section 4.21.     Limitation on Layering Indebtedness........................................................62

                                                   ARTICLE 5.
                                                   SUCCESSORS

Section 5.01.     Merger, Consolidation, or Sale of Assets...................................................62
Section 5.02.     Successor Corporation Substituted..........................................................63

                                                   ARTICLE 6.
                                              DEFAULTS AND REMEDIES

Section 6.01.     Events of Default..........................................................................64
Section 6.02.     Acceleration...............................................................................66
Section 6.03.     Other Remedies.............................................................................67
Section 6.04.     Waiver of Past Defaults....................................................................67
Section 6.05.     Control by Majority........................................................................67
Section 6.06.     Limitation on Suits........................................................................67
Section 6.07.     Rights of Holders of Notes to Receive Payment..............................................68
Section 6.08.     Collection Suit by Trustee.................................................................68
Section 6.09.     Trustee May File Proofs of Claim...........................................................68
Section 6.10.     Priorities.................................................................................68
Section 6.11.     Undertaking for Costs......................................................................69

                                                                                                            Page
                                                   ARTICLE 7.
                                                     TRUSTEE

Section 7.01.     Duties of Trustee..........................................................................69
Section 7.02.     Rights of Trustee..........................................................................70
Section 7.03.     Individual Rights of Trustee...............................................................71
Section 7.04.     Trustee's Disclaimer.......................................................................71
Section 7.05.     Notice of Defaults.........................................................................71
Section 7.06.     Reports by Trustee to Holders of the Notes.................................................71
Section 7.07.     Compensation and Indemnity.................................................................71
Section 7.08.     Replacement of Trustee.....................................................................72
Section 7.09.     Successor Trustee by Merger, etc...........................................................73
Section 7.10.     Eligibility; Disqualification..............................................................73
Section 7.11.     Preferential Collection of Claims Against Company..........................................74

                                                   ARTICLE 8.
                                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.     Option to Effect Legal Defeasance or Covenant Defeasance...................................74
Section 8.02.     Legal Defeasance and Discharge.............................................................74
Section 8.03.     Covenant Defeasance........................................................................74
Section 8.04.     Conditions to Legal or Covenant Defeasance.................................................75
Section 8.05.     Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous
                     Provisions..............................................................................76
Section 8.06.     Repayment to Company.......................................................................76
Section 8.07.     Reinstatement..............................................................................77

                                                   ARTICLE 9.
                                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.     Without Consent of Holders of Notes........................................................77
Section 9.02.     With Consent of Holders of Notes...........................................................78
Section 9.03.     Compliance with Trust Indenture Act........................................................79
Section 9.04.     Revocation and Effect of Consents..........................................................79
Section 9.05.     Notation on or Exchange of Notes...........................................................80
Section 9.06.     Trustee to Sign Amendments, etc............................................................80

                                                   ARTICLE 10.
                                             SUBORDINATION OF NOTES

Section 10.01.    Notes Subordinate to Senior Indebtedness...................................................80
Section 10.02.    Payment Over of Proceeds Upon Dissolution, etc.............................................80
Section 10.03.    Suspension of Payment When Senior Indebtedness in Default..................................81

                                                                                                            Page
Section 10.04.    Payment Permitted if No Default............................................................82
Section 10.05.    Subrogation to Rights of Holders of Senior Indebtedness....................................82
Section 10.06.    Provisions Solely to Define Relative Rights................................................82
Section 10.07.    Trustee to Effectuate Subordination........................................................82
Section 10.08.    No Waiver of Subordination Provisions......................................................83
Section 10.09.    Notice to Trustee..........................................................................83
Section 10.10.    Reliance on Judicial Order or Certificate of Liquidating Agent.............................84
Section 10.11.    Rights of Trustee As a Holder of Senior Indebtedness; Preservation of Trustee's Rights.....84
Section 10.12.    Article Applicable to Paying Agents........................................................84
Section 10.13.    No Suspension of Remedies..................................................................84
Section 10.14.    Trustee Not Fiduciary for Holders of Senior Indebtedness...................................84
Section 10.15.    Notices to Holders of Senior Indebtedness..................................................85

                                                   ARTICLE 11.
                                                 NOTE GUARANTEES

Section 11.01.    Guarantee..................................................................................85
Section 11.02.    Limitation on Guarantor Liability..........................................................86
Section 11.03.    Execution and Delivery of Note Guarantee...................................................86
Section 11.04.    Guarantors May Consolidate, etc., on Certain Terms.........................................87
Section 11.05.    Releases of Note Guarantees................................................................87
Section 11.06.    Ranking of Note Guarantees.................................................................88

                                                   ARTICLE 12.
                                           SATISFACTION AND DISCHARGE

Section 12.01.    Satisfaction and Discharge.................................................................88
Section 12.02.    Application of Trust Money.................................................................89

                                                   ARTICLE 13.
                                                  MISCELLANEOUS

Section 13.01.    Trust Indenture Act Controls...............................................................89
Section 13.02.    Notices....................................................................................90
Section 13.03.    Communication by Holders of Notes with Other Holders of Notes..............................91
Section 13.04.    Certificate and Opinion as to Conditions Precedent.........................................91
Section 13.05.    Statements Required in Certificate or Opinion..............................................91
Section 13.06.    Rules by Trustee and Agents................................................................91
Section 13.07.    No Personal Liability of Directors, Officers, Employees and Stockholders...................92
Section 13.08.    Governing Law..............................................................................92
Section 13.09.    No Adverse Interpretation of Other Agreements..............................................92
Section 13.10.    Successors.................................................................................92
Section 13.11.    Severability...............................................................................92
Section 13.12.    Counterpart Originals......................................................................92
Section 13.13.    Table of Contents, Headings, etc...........................................................92

EXHIBITS

Exhibit A         FORM OF NOTE
Exhibit B         FORM OF CERTIFICATE OF TRANSFER
Exhibit C         FORM OF CERTIFICATE OF EXCHANGE
Exhibit D         FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED
                  INVESTOR
Exhibit E         FORM OF NOTE GUARANTEE
Exhibit F         FORM OF SUPPLEMENTAL INDENTURE

         INDENTURE dated as of April 15, 2002 among Fleming Companies, Inc., an Oklahoma corporation (the "Company"), the Guarantors and Manufacturers and Traders Trust Company, as trustee (the "Trustee").

         The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01. Definitions.

         "Acquired Indebtedness" means Indebtedness of a Person:

                  (a) existing at the time such Person becomes a Restricted Subsidiary of the Company; or

                  (b) assumed in connection with the acquisition of assets from such Person;

in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition.

         "Additional Interest" has the meaning given such term in the Registration Rights Agreement.

         "Additional Notes" means any 9 7/8% Senior Subordinated Notes due 2012 issued under this Indenture after the Issue Date in accordance with Section 2.02 and 4.09.

         "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

         "Asset Sale" means:

                  (a) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback), other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.14 and/or Article 5 and not by the provisions of Section 4.10); and

                  (b) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, whether in a single transaction or a series of related transactions, in either case:

                           (i) that have a fair market value in excess of $2.5
                  million; or

                           (ii) for net proceeds in excess of $2.5 million.

Notwithstanding the foregoing, a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, or by a non-Wholly Owned Restricted Subsidiary to any other Restricted Subsidiary will not be deemed to be an Asset Sale.

         "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing:

                  (a) the sum of the products of:

                           (i) the number of years from the date of
                  determination to the date or dates of each successive scheduled principal payment of such Indebtedness; multiplied by

                           (ii) the amount of each such principal payment; by

                  (b) the sum of all such principal payments.

         "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

         "Banks" means the banks and other financial institutions from time to time that are lenders under the Credit Agreement.

         "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

         "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Borrowing Base Amount" means, as of any date, an amount equal to the sum of:

                  (a) 85% of the aggregate book value of all accounts receivable of the Company and its Restricted Subsidiaries; and

                  (b) 60% of the aggregate book value of all inventory owned by the Company and its Restricted Subsidiaries,

all calculated on a consolidated basis and in accordance with GAAP. To the extent the information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company shall use the most recent available information for purposes of calculating the Borrowing Base.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

         "Capital Lease Obligation" of any Person means any obligation of such Person and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

         "Capital Stock" of any Person means any and all shares, interests, partnership interests, participations or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued after the Issue Date, including, without limitation, all common stock and Preferred Stock.

         "Change of Control" means the occurrence of any of the following events:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company;

                  (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office;

                  (c) the Company consolidates with or merges with or into any Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or where:

                           (i) the outstanding Voting Stock of the Company is
                  changed into or exchanged for:

                                    (A) Voting Stock of the surviving
                           corporation which is not Redeemable Capital Stock; or

                                    (B) cash, securities or other property
                           (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under
                           Section 4.07 (and such amount shall be treated as a Restricted Payment pursuant to Section 4.07); and

                           (ii) immediately after such transaction, no "person"
                  or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the surviving corporation; or

                  (d) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions of Article 5.

         "Clearstream" means Clearstream Banking, S.A.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Company" means Fleming Companies, Inc. and any and all successors thereto that become a party to this Indenture in accordance with its terms.

         "Consolidated" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied.

         "Consolidated EBITDA" means, with respect to the Company and its Restricted Subsidiaries on a Consolidated basis for any period all determined in accordance with GAAP, the sum of, without duplication:

                  (1) Consolidated Net Income, plus

                  (2) Consolidated Interest Expense, to the extent deducted in computing such Consolidated Net Income, plus;

                  (3) Consolidated Income Tax Expense, to the extent deducted in computing such Consolidated Net Income, plus;

                  (4) Consolidated Non-Cash Charges, to the extent deducted in computing such Consolidated Net Income, minus;

                  (5) non-cash items increasing such Consolidated Net Income (other than such non-cash items in the ordinary course of business).

         "Consolidated Fixed Charge Coverage Ratio" of the Company means, for any period, the ratio of:

                  (a) Consolidated EBITDA for such period to:

                  (b) Consolidated Interest Expense for such period; provided that:

                           (i) in making such computation, the Consolidated
                  Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis; and

                                    (A) bearing a floating interest rate shall
                           be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period; and

                                    (B) which was not outstanding during the
                           period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate; and

                           (ii) in making such computation, Consolidated
                  Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

         "Consolidated Income Tax Expense" means for any period the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period as determined on a Consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" means, without duplication, for any period, the sum of:

                  (a) the interest expense of the Company and its Restricted Subsidiaries for such period, as determined on a Consolidated basis in accordance with GAAP including, without limitation;

                           (i) amortization of debt discount;

                           (ii) the net cost under Interest Rate Agreements
                  (including amortization of discount);

                           (iii) the interest portion of any deferred payment
                  obligation; and

                           (iv) accrued interest; plus

                  (b) the aggregate amount for such period of dividends on any Redeemable Capital Stock or Preferred Stock of the Company and its Restricted Subsidiaries;

                  (c) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid, or accrued by such Person during such period; and

                  (d) all capitalized interest of the Company and its Restricted Subsidiaries in each case under each of (a) through (d) determined on a Consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, for any period, the Consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined on a Consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication:

                  (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto);

                  (b) the portion of net income (or loss) of the Company and its Restricted Subsidiaries determined on a Consolidated basis allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Company or any Restricted Subsidiary;

                  (c) net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination;

                  (d) net gains or losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business; and

                  (e) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders.

         "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of:

                  (a) the consolidated equity of the common equity holders of such Person and its Restricted Subsidiaries as of such date; plus

                  (b) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Redeemable Capital Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock; less

                           (i) all write-ups (other than write-ups resulting
                  from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person;

                           (ii) all investments as of such date in
                  unconsolidated Restricted Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments); and

                           (iii) all unamortized debt discount and expense and
                  unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

         "Consolidated Non-Cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash charges of the Company and its Restricted Subsidiaries for such period, as determined on a Consolidated basis in accordance with GAAP (excluding any non-cash charges which require an accrual or reserve for any future period).

         "Consolidated Tangible Assets" means the total of all the assets appearing on the Consolidated balance sheet of the Company and its majority-owned or Wholly Owned Restricted Subsidiaries less:

                  (a) intangible assets including, without limitation, items such as goodwill, trademarks, trade names, patents and unamortized debt discount; and

                  (b) appropriate adjustments on account of minority interests of other persons holding stock in any majority-owned Restricted Subsidiary of the Company.

         "Consolidated Total Assets" means, with respect to the Company, the total of all assets appearing on the Consolidated balance sheet of the Company and its majority-owned or Wholly Owned Restricted Subsidiaries, as determined on a Consolidated basis in accordance with GAAP.

         "Convertible Senior Subordinated Notes" means the 5.25% Convertible Senior Subordinated Notes due 2009 of the Company.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 or such other address as to which the Trustee may give notice to the Company.

         "Credit Agreement" means the credit agreement dated as of July 25, 1997 among the Company, the Banks, the agents listed therein and The Chase Manhattan Bank, as administrative agent, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

         "Currency Agreements" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by the Company or any of its Restricted Subsidiaries.

         "Custodian" means any custodian, receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Default" means any event which is, or after notice or passage of any time or both would be, an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, in the form of Exhibit A except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Designated Senior Indebtedness" means:

                  (1) any Senior Indebtedness outstanding under the Credit Agreement;

                  (2) any Senior Indebtedness in respect of the Senior Notes;
         and

                  (3) any other Senior Indebtedness, the principal amount of which is $50 million or more and that has been designated by the Company as "Designated Senior Indebtedness."

         "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under this Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

         "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

         "Equity Offering" means a public or private offering of Qualified Capital Stock of the Company generating gross proceeds to the Company of at least $50.0 million.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the 9 7/8% Senior Subordinated Notes due 2012 to be issued in exchange for (1) the Initial Notes pursuant to the Registration Rights Agreement and (2) the Additional Notes, if any, issued under Section 2.02 pursuant to a registration rights agreement substantially similar to the Registration Rights Agreement.

         "Exchange Offer" means the Exchange Offer as defined in the Registration Rights Agreement.

         "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

         "Existing Senior Subordinated Notes" means:

                  (1) the 10 1/2% Senior Subordinated Notes due 2004 of the Company; and

                  (2) the 10 5/8% Senior Subordinated Notes due 2007 of the Company.

         "Euroclear" means the Euroclear System.

         "Fair Market Value" means, with respect to any asset or property, a price which could be negotiated in an arm's length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure to complete the transaction. Fair Market Value shall be determined by officers of the Company acting in good faith; provided, that any transaction that results in a price in excess of $10.0 million shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution attached to an Officers' Certificate delivered to the Trustee.

         "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, as in effect on the Issue Date.

         "Global Note Legend" means the legend set forth in Section 2.06(g)(ii) which is required to be placed on all Global Notes issued under this Indenture.

         "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A, issued in accordance with Section 2.01 or 2.06.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and for the payment of which the United States pledges its full faith and credit.

         "Guaranteed Debt" means, with respect to any Person, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness contained herein guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement:

                  (a) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness;

                  (b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss;

                  (c) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered);

                  (d) to maintain working capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor; or

                  (e) otherwise to assure a creditor against loss;

provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

         "Guarantor" means each Wholly Owned Restricted Subsidiary of the Company and each such subsidiary's Wholly Owned Restricted Subsidiaries as of the Issue Date and any Restricted Subsidiary that is required pursuant to
Section 4.17, on or after the Issue Date, to execute a Note Guarantee pursuant to this Indenture until a successor replaces any such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

         "Holder" or "Noteholder" means a Person in whose name a Note is registered.

         "IAI Global Note" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to an Institutional Accredited Investor.

         "Indebtedness" means, with respect to any Person, without duplication:

                  (a) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities;

                  (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

                  (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business;

                  (d) all Capital Lease Obligations of such Person;

                  (e) all obligations under Interest Rate Agreements or Currency Agreements of such Person;

                  (f) indebtedness referred to in clauses (a) through (e) above of other Persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness;

                  (g) all Guaranteed Debt of such Person;

                  (h) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and

                  (i) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (a) through (h) above.

For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value is to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Notes" means the $260 million principal amount of 9 7/8% Senior Subordinated Notes due 2012 of the Company issued on the Issue Date.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

         "Interest Payment Date" means May 1 and November 1 of each year commencing November 1, 2002.

         "Interest Rate Agreements" means any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements).

         "Investee Store" means a Person in which the Company or any of its Restricted Subsidiaries has invested equity capital, to which it has made loans or for which it has guaranteed loans, in accordance with the business practice of the Company and its Restricted Subsidiaries of making equity investments in, making loans to or guaranteeing loans made to Persons for the purpose of assisting any such Person in acquiring, remodeling, refurbishing, expanding or operating one or more retail grocery stores.

         "Investment" means, with respect to any Person, directly or indirectly:

                  (a) any advance (other than advances to customers in the ordinary course of business, which are recorded as accounts receivable on the balance sheet of the Company and its Restricted Subsidiaries), loan or other extension of credit (including by way of guarantee); or

                  (b) capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others); or

                  (c) any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or assets issued or owned by any other Person.

The Company shall be deemed to make an Investment in an amount equal to the greater of the book value (as determined in accordance with GAAP) and Fair Market Value of the net assets of any Restricted Subsidiary (or, if neither the Company nor any of its Restricted Subsidiaries has theretofore made an Investment in such Restricted Subsidiary, in an amount equal to the Investments being made) at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or any Restricted Subsidiary shall be deemed an Investment valued at the greater of its book value (as determined in accordance with GAAP) and its Fair Market Value at the time of such transfer.

         "Investment Grade" means BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's or in the event S&P or Moody's shall cease rating the Notes and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

         "Issue Date" means April 15, 2002, the date of original issuance of the Initial Notes.

         "Joint Venture" means any Person in which the Company or any of its Restricted Subsidiaries owns 30% or more of the Voting Stock (other than as a result of a Public Equity Offering).

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

         "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

         "Maturity" when used with respect to the Notes means the date on which the principal of the Notes becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity or on a redemption date or pursuant to a Change of Control Purchase Offer or an Asset Sale Offer, and whether by declaration of acceleration, call for redemption, purchase or otherwise.

         "Moody's" means Moody's Investors Service, Inc. or any successor rating agency.

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), any relocation expenses incurred as a result thereof, any taxes paid or payable by the Company or any of its Restricted Subsidiaries as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the permanent repayment of Indebtedness secured by a Lien on the assets or assets that were the subject of such Asset Sale and any reserve for adjustment or indemnity in respect of the sale price of such asset or assets in each case established in accordance with GAAP.

         "Non-Recourse Debt" means Indebtedness:

                  (a) as to which neither the Company nor any of its Restricted
         Subsidiaries:

                           (i) provides credit support of any kind (including
                  any undertaking, agreement or instrument that would constitute indebtedness);

                           (ii) is directly or indirectly liable (as a guarantor
                  or otherwise); or

                           (iii) constitutes the lender;

                  (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

                  (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "Note Guarantee" means any guarantee by a Guarantor of the Company's obligations under this Indenture.

         "Notes" means, collectively, the Initial Notes, the Additional Notes, if any, and the Exchange Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

         "Obligations" means any principal, premium, interest (including post-petition interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means, with respect to any Person, the President, Chief Executive Officer, any Vice President, Chief Operating Officer, Treasurer, Secretary or the Chief Financial Officer of such Person.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers of such Person; provided, however, that every Officers' Certificate with respect to compliance with a covenant or condition provided for in this Indenture shall include (i) a statement that the Officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Indenture relating thereto and
(ii) a statement at to whether, in the opinion of the signers, such conditions has been complied with.

         "144A Global Note" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section
13.05. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Pari Passu Indebtedness" means (a) with respect to the Notes, Indebtedness which ranks pari passu in right of payment to the Notes, and (b) with respect to any Note Guarantee, Indebtedness which ranks pari passu in right of payment to such Note Guarantee.

         "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

         "Participating Broker-Dealer" means any broker-dealer that is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer.

         "Permitted Consideration" means consideration consisting of any combination of the following:

                  (a) cash or Temporary Cash Investments;

                  (b) assets used or intended for use in the Company's business as conducted on the Issue Date;

                  (c) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

                  (d) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary; provided that the aggregate amount of such securities, notes or other obligations received by the Company and its Restricted Subsidiaries pursuant to this clause (d) after the Issue Date and held or carried at any date of determination shall not exceed $75.0 million.

         "Permitted Indebtedness" means any of the following Indebtedness of the Company or any Restricted Subsidiary, as the case may be:

                  (a) Indebtedness of the Company and guarantees of the Guarantors under the Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed the greater of:

                           (i) $1.0 billion, less

                                    (A) the amount of mandatory repayments
                           actually made by the Company or any such Restricted Subsidiary since the Issue Date with Net Proceeds of an Asset Sale in respect of term Indebtedness under the Credit Agreement; and

                                    (B) further reduced by the amount of
                           mandatory repayments of revolving credit Indebtedness thereunder (accompanied by a corresponding commitment reduction thereunder) actually made by the Company or any such Restricted Subsidiary since the Issue Date with Net Proceeds of an Asset Sale; or

                           (ii) the Borrowing Base Amount;

                  (b) Indebtedness of the Company and guarantees of the Guarantors under uncommitted bank lines of credit (including any refinancings of such Indebtedness); provided, however, that the aggregate principal amount of Indebtedness incurred pursuant to clauses
         (a), (b) and (j) of this definition does not exceed the maximum amount of Indebtedness permitted under clause (a) of this definition;

                  (c) Indebtedness of the Company and the Guarantors evidenced by the Notes and the Note Guarantees with respect thereto under this Indenture in an aggregate principal amount not to exceed $260.0 million;

                  (d) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date;

                  (e) obligations of the Company or any Restricted Subsidiary entered into in the ordinary course of business

                           (i) pursuant to Interest Rate Agreements designed to
                  protect against or manage exposure to fluctuations in interest rates in respect of Indebtedness or retailer notes receivables, which, if related to Indebtedness or such retailer notes receivables, do not exceed the aggregate notional principal amount of such Indebtedness to which such Interest Rate Agreements relate, or

                           (ii) under any Currency Agreements in the ordinary
                  course of business and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates which, if related to Indebtedness, do not increase the amount of such Indebtedness other than as a result of foreign exchange fluctuations;

                  (f) Indebtedness of the Company owing to a Wholly Owned Restricted Subsidiary or of any Restricted Subsidiary owing to the Company or any Wholly Owned Restricted Subsidiary; provided that any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Company or another Wholly Owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company or Restricted Subsidiary, as the case may be, not permitted by this clause (f);

                  (g) Indebtedness in respect of letters of credit, surety bonds and performance bonds provided in the ordinary course of business;

                  (h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within ten business days of its incurrence;

                  (i) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets;

                  (j) Indebtedness of the Company evidenced by commercial paper issued by the Company (including any refinancings of such Indebtedness); provided, however, that the aggregate principal amount of Indebtedness incurred pursuant to clauses (a), (b) and (j) of this definition does not exceed the maximum amount of Indebtedness permitted under clause (a) of this definition;

                  (k) Indebtedness of the Company pursuant to guarantees by the Company or any Guarantor in connection with any Permitted Receivables Financing; provided, however, that such Indebtedness shall not exceed 20% of the book value of the Transferred Receivables at the time such Transferred Receivables are sold or in the case of receivables arising from direct financing leases, 30% of the book value thereof;

                  (l) Indebtedness constituting Capital Lease Obligations of the Company and its Restricted Subsidiaries (including any refinancings of such Indebtedness) not to exceed $100.0 million at any time outstanding in the aggregate;

                  (m) Indebtedness of the Company and its Restricted Subsidiaries in addition to that described in clauses (a) through (l) of this definition of "Permitted Indebtedness," together with any other outstanding Indebtedness incurred pursuant to this clause (m) (including any refinancings of such Indebtedness), not to exceed $100.0 million at any time outstanding in the aggregate; and

                  (n) any renewals, extensions, substitutions, refunding, refinancings or replacements (each, a "refinancing") of any Indebtedness described in clauses (c) and (d) of this definition of "Permitted Indebtedness," including any successive refinancings, so long as:

                           (i) the aggregate principal amount of Indebtedness
                  represented thereby is not increased by such refinancing to an amount greater than such principal amount plus the lesser of
                  (A) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (B) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of reasonable expenses of the Company or any Restricted Subsidiary, as the case may be, incurred in connection with such refinancing;

                           (ii) in the case of any refinancing of Subordinated
                  Indebtedness, such new Indebtedness is subordinated to the Notes or the applicable Note Guarantee, as the case may be, to the same extent as the Indebtedness being refinanced; and

                           (iii) such refinancing does not reduce the Average
                  Life to Stated Maturity or the Stated Maturity of such Indebtedness.

         For purposes of determining compliance with Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (a) through (n) above or is permitted to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with Section 4.09. Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for purposes of Section 4.09.

         "Permitted Investment" means

                  (a) Investments in any Wholly Owned Restricted Subsidiary or any Restricted Subsidiary that is a Guarantor or any Investment in any Person by the Company or any Restricted Subsidiary as a result of which such Person becomes a Wholly Owned Restricted Subsidiary or a Restricted Subsidiary that is a Guarantor or any Investment in the Company by a Restricted Subsidiary;

                  (b) intercompany Indebtedness to the extent permitted under clause (f) of the definition of "Permitted Indebtedness" and Indebtedness in connection with a Permitted Receivables Financing permitted under clause (k) of the definition of "Permitted Indebtedness";

                  (c) Temporary Cash Investments;

                  (d) sales of goods and services on trade credit terms consistent with the Company's past practices or otherwise consistent with trade credit terms in common use in the industry;

                  (e) Investments in direct financing leases for equipment and real estate owned or leased by the Company and leased to its customers in the ordinary course of business consistent with past practice;

                  (f) Investments in Joint Ventures related to the Company's operations, not to exceed $50.0 million at any one time outstanding;

                  (g) Investments in Investee Stores either in the form of equity, loans or other extensions of credit; provided that any such Investment may only be made if the amount thereof, when added to the aggregate outstanding amount of Permitted Investments in Investee Stores (excluding for purposes of this clause (g) any Investments made pursuant to clause (e)), after giving effect to any loan repayments or returns of capital in respect of any Permitted Investment in Investee Stores, does not exceed 12.5% of Consolidated Total Assets at the time of determination;

                  (h) Investments as a result of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale made in compliance with Section 4.10;

                  (i) other Investments, in addition to those permitted under
         (a) through (h) above, in an aggregate amount not to exceed $25.0 million; and

                  (j) any substitutions or replacements of any Investment so long as the aggregate amount of such Investment is not increased by such substitution or replacement.

         "Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness under the Indenture.

         "Permitted Liens" means, with respect to any Person:

                  (a) Liens existing as of the Issue Date;

                  (b) Liens securing the Notes and the Note Guarantees;

                  (c) any Lien arising by reason of:

                           (i) any judgment, decree or order of any court, so
                  long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                           (ii) deposits to secure public or statutory
                  obligations;

                           (iii) operation of law in favor of growers, dealers
                  and suppliers of fresh fruits and vegetables, carriers, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

                           (iv) the grant by the Company to licensees, pursuant
                  to security agreements, of security interests in trademarks and goodwill, patents and trade secrets of the Company to secure the damages, if any, of such licensees, resulting from the rejection of the license of such licensees in a bankruptcy, reorganization or similar proceeding with respect to the Company; or

                           (v) security for surety or appeal bonds;

                  (d) any Lien on any property or assets of a Restricted Subsidiary in favor of the Company or any Wholly Owned Restricted Subsidiary;

                  (e) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary; provided that such Lien does not extend to any assets of the Company or any Restricted Subsidiary other than the assets acquired in the transaction resulting in such Acquired Indebtedness being incurred by the Company or Restricted Subsidiary, as the case may be;

                  (f) any Lien to secure the performance of bids, trade contracts, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Restricted Subsidiary;

                  (g) any Lien securing any Interest Rate Agreements or Currency Agreements permitted to be incurred pursuant to clause (e) of the definition of "Permitted Indebtedness" or any collateral for the Indebtedness to which such Interest Rate Agreements or Currency Agreements relate;

                  (h) any Lien on an asset securing Indebtedness (including Capital Lease Obligations) incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset; provided that such Lien covers only such asset and attaches concurrently or within 180 days after the acquisition or completion of construction thereof;

                  (i) any Lien on real or personal property securing Capital Lease Obligations of the Company or any Restricted Subsidiary as lessee with respect to such real or personal property to the extent such Indebtedness can be incurred pursuant to Section 4.09 hereof;

                  (j) any Lien on a Transferred Receivable or other receivable that is transferred in a Permitted Receivables Financing;

                  (k) any Lien consisting of any pledge to any Person of Indebtedness owed by any Restricted Subsidiary to the Company or to any Wholly Owned Restricted Subsidiary; provided that:

                           (i) such Restricted Subsidiary is a Guarantor; and

                           (ii) the principal amount pledged does not exceed the
                  Indebtedness secured by such pledge;

                  (l) Liens securing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens:

                           (i) are no less favorable to the Holders and are not
                  more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced; and

                           (ii) do not extend to or cover any property or assets
                  of the Company or any of the Restricted Subsidiaries not securing the Indebtedness so refinanced; and

                  (m) any extension, renewal, substitution or replacement, in whole or in part, of any Lien described in the foregoing clauses (d) through (l); provided, that the Lien so extended, renewed, substituted or replaced does not extend to any additional property or assets.

         "Permitted Receivables Financing" means any transaction involving the transfer (by way of sale, pledge or otherwise) by the Company or any of its Restricted Subsidiaries of receivables to any other Person; provided that after giving effect to such transaction the sum of:

                  (a) the aggregate uncollected balances of the receivables so transferred ("Transferred Receivables"); plus

                  (b) the aggregate amount of all collections on Transferred Receivables theretofore received by the seller but not yet remitted to the purchaser, in each case at the date of determination, would not exceed $600.0 million.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred stock whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

         "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "Public Equity Offering" means with respect to the last sentence of
Section 4.15, a primary or secondary public offering of equity securities of any Restricted Subsidiary of the Company pursuant to an effective registration statement under the Securities Act.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

         "Rating Agency" means any of:

                  (a) S&P;

                  (b) Moody's; or

                  (c) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a security rating agency or agencies, as the case may be, nationally recognized in the United States, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be, and, in each case, any successors thereto.

         "Rating Category" means:

                  (a) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories);

                  (b) with respect to Moody's, any of the following categories:
         Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

                  (c) the equivalent of any such category of S&P or Moody's used by another Rating Agency.

In determining whether the rating of the Notes has decreased by one or more gradation, gradations within Rating Categories (+ and -- for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in rating from BB+ to BB, as well as from BB-- to B+, will constitute a decrease of one gradation).

         "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

         "refinancing" has the meaning specified in the definition of "Permitted Indebtedness" set forth herein.

         "Registrable Notes" has the meaning given such term in the Registration Rights Agreement.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof by and among the Company, the Guarantors and the initial purchasers named therein as the same may be amended or supplemented from time to time.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Regulation S Global Note" means a permanent global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee and sold in reliance on Rule 903 of Regulation S.

         "Responsible Officer" means, when used with respect to the Trustee, any managing director, director, principal, vice president, assistant vice president, assistant treasurer, associate or any other officer within the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject.

         "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

         "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

         "Restricted Period" means the applicable distribution compliance period under Rule 903.

          "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 903" means Rule 903 promulgated under the Securities Act.

         "Rule 904" means Rule 904 promulgated under the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Indebtedness" of the Company or any Subsidiary Guarantor means:

                  (1) all Indebtedness of the Company or such Subsidiary Guarantor under the Credit Agreement or any related loan documentation, including, without limitation, obligations to pay principal and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), premium, if any, reimbursement obligations under letters of credit, fees, expenses and indemnities, and all obligations under Interest Rate Agreements or Currency Agreements with respect thereto, whether outstanding on the date of the Indenture or thereafter incurred;

                  (2) the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other Obligations with respect to, any other Indebtedness of the Company or such Subsidiary Guarantor permitted to be incurred by the Company or such Subsidiary Guarantor under the terms of the Indenture (including, without limitation, the Senior Notes), whether outstanding on the date of the Indenture or thereafter incurred, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes; and

                  (3) all Obligations of the Company or such Subsidiary Guarantor with respect to the foregoing.

Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (a) the Existing Senior Subordinated Notes or the Convertible Senior Subordinated Notes, (b) any liability for federal, state, local or other taxes owed or owing by the Company or any Subsidiary Guarantor, (c) any Indebtedness of the Company or any Subsidiary Guarantor to any of its Restricted Subsidiaries or other Affiliates, (d) any trade payables or (e) any Indebtedness that is incurred in violation of the Indenture.

         "Senior Notes" means the 10 1/8% Senior Notes due April 2008 of the Company.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Significant Subsidiary" of the Company means any Subsidiary of the Company that is a "significant subsidiary" as defined in Regulation S-X under the Exchange Act.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill Inc., a New York corporation, or any successor rating agency.

         "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon means the dates specified in such Indebtedness as the fixed date on which the principal of or premiums on such Indebtedness or such installment of interest is due and payable.

         "Subordinated Indebtedness" means Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment to the Notes or the Note Guarantees, as the case may be.

         "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Restricted Subsidiaries, or by the Company and one or more other Restricted Subsidiaries.

         "Tangible Assets" means the total of all the assets appearing on the Consolidated balance sheet of a majority-owned or Wholly Owned Restricted Subsidiary of the Company less the following:

                  (a) intangible assets including, without limitation, items such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense; and

                  (b) appropriate adjustments on account of minority interests of other Persons holding stock in any such majority-owned Restricted Subsidiary of the Company.

         "Temporary Cash Investments" means:

                  (a) any evidence of Indebtedness issued by the United States, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States;

                  (b) any certificate of deposit issued by, or time deposit of, a financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500.0 million, whose debt has a rating, at the time of which any investment therein is made, of "A" (or higher) according to Moody's or "A" (or higher) according to S&P;

                  (c) commercial paper issued by a corporation (other than an Affiliate or Restricted Subsidiary of the Company) organized and existing under the laws of the United States with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1 (or higher) according to S&P;

                  (d) any money market deposit accounts issued or offered by a financial institution that is a member of the Federal Reserve System having capital and surplus in excess of $500.0 million;

                  (e) short term tax-exempt bonds with a rating, at the time as of which any investment is made therein, of "Aa3" (or higher) according to Moody's or "AA--" (or higher) according to S&P;

                  (f) shares in a mutual fund, the investment objectives and policies of which require it to invest substantially in the investments of the type described in clause (a) through (e); and

                  (g) repurchase and reverse repurchase obligations with the term of not more than seven days for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b); provided that in the case of clauses (a), (b), (c) and (e), such investment matures within one year from the date of acquisition thereof.

         "Transferred Receivables" has the meaning specified in the definition of "Permitted Receivables Financing" set forth herein.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

         "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

         "Unrestricted Global Note" means a permanent global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

         "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

                  (a) has no Indebtedness other than Non-Recourse Debt;

                  (b) is not party to any agreement, contract, arrangement or understanding with the Company or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

                  (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

                  (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

                  (e) does not directly or through any of its Subsidiaries own any Capital Stock of, or own or hold any Lien on any property of, the Company or any of its Restricted Subsidiaries.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company shall be in default of
Section 4.09). The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

                  (a) such Indebtedness is permitted under the covenant described under Section 4.09; and

                  (b) no Default or Event of Default would be in existence following such designation.

         "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

         "Voting Stock" means stock or securities of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the Capital Stock (other than directors qualifying shares) of which is owned by the Company or another Wholly Owned Restricted Subsidiary.

         Section 1.02. Other Definitions.

                                                                                                Defined in
        Term                                                                                      Section
        ----                                                                                    ----------
        "Affiliate Transaction"............................................................        4.11
        "Asset Sale Offer".................................................................        3.09
        "Authentication Order".............................................................        2.02
        "Bankruptcy Law"...................................................................        4.01
        "Change of Control Date"...........................................................        4.14
        "Change of Control Purchase Date"..................................................        4.14
        "Change of Control Purchase Offer".................................................        4.14
        "Change of Control Purchase Price".................................................        4.14
        "Covenant Defeasance"..............................................................        8.03
        "DTC"..............................................................................        2.03
        "Defeasance Redemption Date".......................................................        8.04
        "Event of Default".................................................................        6.01

                                                                                                Defined in
        Term                                                                                      Section
        ----                                                                                    ----------
        "Excess Proceeds"..................................................................        4.10
        "incur"............................................................................        4.09
        "Legal Defeasance".................................................................        8.02
        "Non-Payment Default"..............................................................        10.03
        "Payment Default"..................................................................        10.03
        "Payment Blockage Notice"..........................................................        10.03
        "Offer Amount".....................................................................        3.09
        "Offer Payment Date"...............................................................        4.14
        "Offer Period".....................................................................        3.09
        "Paying Agent".....................................................................        2.03
        "Purchase Date"....................................................................        3.09
        "Registrar"........................................................................        2.03
        "Restricted Payment"...............................................................        4.07
        "Surviving Entity".................................................................        5.01

         Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

         Section 1.04. Rules of Construction. Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c) "or" is not exclusive;

                  (d) words in the singular include the plural, and in the plural include the singular;

                  (e) provisions apply to successive events and transactions;
         and

                  (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                   THE NOTES

         Section 2.01. Form and Dating.

         (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.06 hereof.

         (c) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Cedel Bank (as adopted by Clearstream) and any alternative or additional procedures from time to time adopted by Euroclear or Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

         Section 2.02. Execution and Authentication. One or more Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Company signed by one or more Officers (an "Authentication Order"), authenticate Notes for original issue on the Issue Date in aggregate principal amount not to exceed $260,000,000 (other than as provided in Section 2.07). The Trustee shall authenticate Additional Notes thereafter in an unlimited amount (so long as permitted by the terms of this Indenture) for original issue upon one or more Authentication Orders in aggregate principal amount as specified in such order (other than as provided in Section 2.07). Each such Authentication Order shall specify the amount of Notes to be authenticated, whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes and whether the Notes are to be issued as Definitive Notes or Global Notes or such other information as the Trustee shall reasonably request.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

         Section 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

         Section 2.04. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

         Section 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA Section 312(a).

         Section 2.06. Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or
(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections
2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b), (c) or (f) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                 (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form
                  of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transferee will take delivery in the form
                  of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transferee will take delivery in the form
                  of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                 (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.06(b)(ii) above and:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Participating
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (2) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                  (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred
                  to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred
                  to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred
                  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such beneficial interest is being transferred
                  to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such beneficial interest is being transferred
                  to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such beneficial interest is being transferred
                  pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive
         Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                 (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Participating
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                    (2) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
         Note issued in exchange for a beneficial interest pursuant to this
         Section 2.06(c)(iii) shall not bear the Private Placement Legend.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                  (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive Note
                  proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                  (2)(b) thereof;

                           (B) if such Restricted Definitive Note is being
                  transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Note is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such Restricted Definitive Note is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such Restricted Definitive Note is being
                  transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such Restricted Definitive Note is being
                  transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such Restricted Definitive Note is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                 (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Participating
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the Holder of such Definitive Notes
                           proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                    (2) if the Holder of such Definitive Notes
                           proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B),
         (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon written request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule
                  144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transfer will be made pursuant to Rule 903
                  or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer will be made pursuant to any
                  other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                 (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the Holder of such Restricted
                           Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                    (2) if the Holder of such Restricted
                           Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a written request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

         (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i) Private Placement Legend.

                           (A) Except as permitted by subparagraph (B) below,
                  each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                           "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S.
                  SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY),
                  (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE),
                  (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND
                  (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION

                  NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

                           (B) Notwithstanding the foregoing, any Global Note or
                  Definitive Note issued pursuant to subparagraphs (b)(iv),
                  (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f)
                  to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

                           "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS
                  DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE,
                  (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company and the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

         Section 2.07. Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

         Section 2.08. Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in
Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

         Section 2.09. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned shall be so disregarded.

         Section 2.10. Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

         Section 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange Act). The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

         Section 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

         Section 2.13. Record Date. The Company may set a record date for purposes of determining the identity of Holders entitled to vote or to consent to any action by vote or consent authorized or permitted by Sections 6.04 and 6.05.

         Section 2.14. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or the omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

         Section 3.01. Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and (v) the CUSIP numbers of the Notes to be redeemed.

         Section 3.02. Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee in its sole discretion considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         Section 3.03. Notice of Redemption. Subject to the provisions of
Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail (at its own expense), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes to be redeemed, including the CUSIP numbers, and shall state:

                  (a) the redemption date;

                  (b) the redemption price and the amount of accrued and unpaid interest, if any, to be paid;

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter notice shall be satisfactory to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

         Section 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

         Section 3.05. Deposit of Redemption Price. One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date and any amounts owed the Trustee. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed and any amounts owed the Trustee.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

         Section 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

         Section 3.07. Optional Redemption. (a) Except as set forth in paragraph
(b) below, the Notes are not redeemable before May 1, 2007. Thereafter, the Company may redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve month period commencing on May 1 of the year set forth below.

                                     YEAR                              PERCENTAGE
                                     ----                              ----------
                     2007................................                104.938%
                     2008................................                103.292%
                     2009................................                101.646%
                     2010 and thereafter.................                100.000%

         In addition, the Company must pay all accrued and unpaid interest on the Notes redeemed.

         (b) Notwithstanding the foregoing, up to 35% of the initial aggregate principal amount of the Notes may be redeemed on or prior to May 1, 2005, at the option of the Company, within 90 days of an Equity Offering with the net proceeds of such offering at a redemption price equal to 109.875% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders on relevant Record Dates to receive interest due on relevant Interest Payment Dates); provided, that after giving effect to such redemption at least 65% of the Notes originally issued under this Indenture remains outstanding.

         Other than as specifically provided in this Section 3.07, any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

         Section 3.08. Mandatory Redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes prior to Maturity.

         Section 3.09. Offer to Purchase by Application of Excess Proceeds. In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders and holders of other Pari Passu Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

         The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (a) that the Asset Sale Offer is being made pursuant to this
         Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

                  (b) the Offer Amount, the purchase price and the Purchase
         Date;

                  (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

                  (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

                  (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                  (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                  (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent at the expense of the Company, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver at the expense of the Company, such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                   COVENANTS

         Section 4.01. Payment of Notes. The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

         Section 4.02. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

         Section 4.03. Reports. (a) Whether or not required by the rules and regulations of the Commission, including the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company will furnish to the Holders:

                           (i) all quarterly and annual financial information
                  that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report on the consolidated financial statements required by Form 10-K by the Company's independent certified public accountants; and

                           (ii) all reports that would be required to be filed
                  with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to investors or prospective investors who request it in writing.

         (b) The Company will furnish to the Holders or beneficial holders of Notes and prospective purchasers of Notes designated by the Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Company either exchanges all of the Notes for the Exchange Notes or has registered all of the Notes for resale under the Securities Act.

         Section 4.04. Compliance Certificate. (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and the Guarantors (as applicable) have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and the Guarantors (as applicable) have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company or the Guarantors (as applicable) is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company or the Guarantors (as applicable) is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default (but in any event, within ten days after the occurrence of such Default or Event of Default), an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

         Section 4.05. Taxes. The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

         Section 4.06. Stay, Extension and Usury Laws. The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

         Section 4.07. Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary of the Company to, directly or indirectly:

                           (i) declare or pay any dividend on, or make any
                  distribution to, the holders of, any Capital Stock of the Company or of any Restricted Subsidiary (other than dividends or distributions payable (A) solely in shares of Qualified Capital Stock of the Company or such Restricted Subsidiary or in options, warrants or other rights to purchase such Qualified Capital Stock or (B) by a Restricted Subsidiary to the Company or any Wholly Owned Restricted Subsidiary);

                           (ii) purchase, redeem or otherwise acquire or retire
                  for value, directly or indirectly, any Capital Stock of the Company or any Restricted Subsidiary or any options, warrants or other rights to acquire such Capital Stock held by any Person (other than the Company or any Wholly Owned Restricted Subsidiary of the Company);

                           (iii) make any principal payment on, or redeem,
                  repurchase, defease or otherwise acquire or retire for value, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness; or

                           (iv) make any Investment (other than any Permitted
                  Investment) in any Person (such payments described in clauses
                  (i) through (iv) and not excepted thereby are collectively referred to herein as "Restricted Payments");

unless at the time of and immediately after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, being the Fair Market Value thereof as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution):

                  (1) no Default or Event of Default shall have occurred and be continuing;

                  (2) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with Section 4.09 hereof; and

                  (3) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries on or after the Issue Date, is less than the sum of, without duplication:

                           (w) 50% of the aggregate cumulative Consolidated Net
                  Income of the Company for the period (taken as one accounting period) from the first day of the quarter beginning after the Issue Date to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

                           (x) 100% of the aggregate net cash proceeds received
                  by the Company as capital contributions or from the issue or sale after the Issue Date of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Restricted Subsidiary of the Company and other than Redeemable Capital Stock or debt securities that have been converted into Redeemable Capital Stock); plus

                           (y) any cash received by the Company after the date
                  of initial issuance of the Notes as a dividend or distribution from any of its Unrestricted Subsidiaries less the cost of disposition and taxes, if any (but in each case excluding any such amounts included in Consolidated Net Income); plus

                           (z) $62.0 million.

         (b) Notwithstanding paragraph (a) above, the Company and its Restricted Subsidiaries may take the following actions so long as (with respect to clauses
(ii), (iii), (iv) and (vi) below) at the time of and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing:

                           (i) the payment of any dividend within 60 days after
                  the date of declaration thereof, if such dividend would have been permitted on the date of declaration;

                           (ii) the purchase, redemption or other acquisition or
                  retirement for value of any shares of Capital Stock of the Company, in exchange for, or out of the net cash proceeds of, a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Capital Stock of the Company (other than Redeemable Capital Stock, unless the redemption provisions of such Redeemable Capital Stock prohibit the redemption thereof prior to the date on which the Capital Stock to be acquired or retired was, by its terms, required to be redeemed);

                           (iii) the purchase, redemption, defeasance or other
                  acquisition or retirement for value of any Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Capital Stock of the Company (other than Redeemable Capital Stock, unless the redemption provisions of such Redeemable Capital Stock prohibit the redemption thereof prior to the Stated Maturity of the Subordinated Indebtedness to be acquired or retired);

                           (iv) the purchase, redemption, defeasance or other
                  acquisition or retirement for value of any Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence or sale (other than to a Restricted Subsidiary) of, new Subordinated Indebtedness of the Company or a Guarantor, as the case may be, so long as:

                                    (A) the principal amount of such new
                           Subordinated Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, defeased, acquired or retired, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of reasonable expenses of the Company or such Guarantor, as the case may be, incurred in connection with such refinancing;

                                    (B) such new Subordinated Indebtedness is
                           subordinated to the Notes or the Note Guarantee of such Guarantor, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired; and

                                    (C) such new Subordinated Indebtedness has
                           an Average Life longer than the Average Life of the Notes and a final Stated Maturity of principal later than the final Stated Maturity of principal of the Notes;

                           (v) the payment of a dividend on the Company's
                  Capital Stock (other than Redeemable Capital Stock) of up to $0.08 per quarter per share (or up to $0.32 per annum per share; provided that dividend payments may not be cumulated for more than four consecutive quarters);

                           (vi) the purchase, redemption or other acquisition or
                  retirement for value of shares of Capital Stock of the Company issued pursuant to options granted under stock option plans of the Company, in order to pay withholding taxes due as a result of income recognized upon the exercise of such options; provided that:

                                    (A) the Company is permitted, by the terms
                           of such plans, to effect such purchase, redemption or other acquisition or retirement for value of such shares; and

                                    (B) the aggregate consideration paid by the
                           Company for such shares so purchased, redeemed or otherwise acquired or retired for value does not exceed $2 million during any fiscal year of the Company; and

                           (vii) the repurchase of Capital Stock of the Company
                  deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof.

         (c) The actions described in clauses (ii), (iii), (v) and (vi) of paragraph (b) above shall be Restricted Payments that shall be permitted to be taken in accordance with paragraph (b) above but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) above.

         Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (a) (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

                  (b) make loans or advances to the Company or any of its Restricted Subsidiaries;

                  (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

                  (d) grant Liens in favor of Holders; or

                  (e) guarantee the Notes;

         except in each case for such encumbrances or restrictions existing under or by reason of:

                           (i) Indebtedness of the Company or any Restricted
                  Subsidiary outstanding on the Issue Date;

                           (ii) the Credit Agreement as in effect as of the
                  Issue Date, and any amendments, modifications, restatements, renewals, increase, supplements, refunding, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increase, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Agreement in effect on the Issue Date;

                           (iii) this Indenture and the Notes;

                           (iv) applicable law;

                           (v) any instrument governing Indebtedness or Capital
                  Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

                           (vi) by reason of customary non-assignment provisions
                  in existing and future leases entered into in the ordinary course of business and consistent with past practices;

                           (vii) purchase money obligations for property
                  acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired; and

                           (viii) restrictions incurred by the Company or any
                  Restricted Subsidiary in connection with any Permitted Receivables Financing.

         Section 4.09. Incurrence of Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, create, assume, or directly or indirectly guarantee or in any other manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing, the Company and the Guarantors may incur Indebtedness if, at the time of such event (and after giving effect on a pro forma basis to:

                           (i) the incurrence of such Indebtedness and (if
                  applicable) the application of the proceeds therefrom, including to refinance other Indebtedness;

                           (ii) the incurrence, repayment or retirement of any
                  other Indebtedness by the Company or its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period; and

                           (iii) the acquisition (whether by purchase, merger or
                  otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period as if such acquisition or disposition had occurred at the beginning of such four-quarter period), the Consolidated Fixed Charge Coverage Ratio of the Company for the four full fiscal quarters immediately preceding such event, taken as one period and calculated on the assumption that such Indebtedness had been incurred on the first day of such four-quarter period and, in the case of Acquired Indebtedness, on the assumption that the related acquisition (whether by means of purchase, merger or otherwise) also had occurred on such date, with such pro forma adjustments as may be determined in accordance with GAAP and the rules, regulations and guidelines of the Commission (including without limitation
Article 11 of Regulation S-X under the Exchange Act), would have been at least equal to 2.25 to 1.

         Section 4.10. Asset Sales. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless the Company or such Restricted Subsidiary, as the case may be, receives Permitted Consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of.

         (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary must apply such Net Proceeds:

                           (i) to permanently reduce Senior Indebtedness of the
                  Company or one or more Restricted Subsidiaries (and to correspondingly reduce commitments with respect thereto);

                           (ii) to offer to repurchase and repurchase the
                  Existing Senior Subordinated Notes to the extent required by the Indentures governing such Existing Senior Subordinated Notes; or

                           (iii) to make capital expenditures or acquire
                  long-term assets used or useful in its businesses or in businesses similar or related to the businesses of the Company immediately prior to the Issue Date.

         (c) Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will be required to make an Asset Sale Offer to all Holders of Notes and to holders of other Pari Passu Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (on a pro rata basis if the amount available for such repayment, purchase or redemption is less than the aggregate amount of (x) the principal amount of the Notes tendered in such Asset Sale Offer and (y) the principal amount of such Pari Passu Indebtedness), at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase, in accordance with Section 3.09 hereof. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use any remaining Excess Proceeds for general corporate purposes (subject to the restrictions of this Indenture). Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

         (d) Notwithstanding the foregoing provisions of paragraph (c) of this
Section 4.10, the Company and its Restricted Subsidiaries may sell or dispose of property, whether in the form of assets or capital stock of a Restricted Subsidiary, in the aggregate amount not exceeding $15.0 million in any year, and any notes received by the Company or its Restricted Subsidiaries as consideration in any disposition made pursuant to such $15.0 million exclusion from the provisions of this covenant shall not be taken into account in determining whether the $75.0 million limitation set forth in the definition of "Permitted Consideration" has been met.

         Section 4.11. Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (other than the Company, a Wholly Owned Restricted Subsidiary or a Restricted Subsidiary that is a Guarantor) (each of the foregoing, an "Affiliate Transaction"), unless:

         (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction with an unrelated Person; and

         (b) the Company delivers to the Trustee:

                           (i) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the Disinterested Directors; and

                           (ii) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, both an Officers' Certificate referred to in clause (i) and an opinion as to the fairness of such Affiliate Transaction to the Company or the relevant Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing with total assets in excess of $1.0 billion;

provided, however, that this Section 4.11 shall not apply to (A) fees, compensation and employee benefits, including bonuses, retirement plans and stock options, paid to or established for directors and officers of the Company or any Restricted Subsidiary in the ordinary course of business and approved by a majority of the Disinterested Directors and (B) transactions in the ordinary course of business with customers, vendors and suppliers, the terms of which have been approved in good faith by an officer of the Company.

         Section 4.12. Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien securing Indebtedness (other than Senior Indebtedness) against any asset of the Company or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, except for Permitted Liens, unless contemporaneously therewith:

                  (a) in the case of any Lien securing Pari Passu Indebtedness, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is senior in priority to, or pari passu with, the Lien securing such Pari Passu Indebtedness; and

                  (b) in the case of any Lien securing Subordinated Indebtedness, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is senior in priority to the Lien securing such Subordinated Indebtedness.

         Section 4.13. Corporate Existence. Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

         Section 4.14. Offer to Repurchase Upon Change of Control. (a) If a Change of Control shall occur at any time (the date of such occurrence, the "Change of Control Date"), then each Holder of Notes shall have the right, to the extent not inconsistent with the Company's bylaws as in effect on the Issue Date, to require the Company to purchase such Holder's Notes in whole or in part in integral multiples of $1,000 at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, at the date of purchase (the "Change of Control Purchase Date"), pursuant to and in accordance with the offer described in this Section 4.14 (the "Change of Control Purchase Offer").

         (b) Upon the occurrence of a Change of Control and prior to the mailing of the notice to Holders provided for in the Indenture, the Company covenants to either (x) repay in full all Indebtedness under the Credit Agreement and the Senior Notes or offer to repay in full all such Indebtedness and to repay the Indebtedness of each of the banks or holders thereunder, as the case may be, that has accepted such offer or (y) obtain any requisite consent under the Credit Agreement and the indenture governing the Senior Notes to permit the purchase of the Notes pursuant to a Change of Control Purchase Offer as provided for in this Indenture or take any other action as may be required under the Credit Agreement and the indenture governing the Senior Notes to permit such purchase.

         (c) Within 30 days following the Change of Control Date the Company shall send, by first class mail, a notice to the Holders and the Trustee stating:

                           (i) that the Change of Control Offer is being made
                  pursuant to this Section 4.14 and that all Notes validly tendered will be accepted for payment;

                           (ii) the Change of Control Purchase Price and the
                  Change of Control Purchase Date, which shall be a Business Day that is no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Offer Payment Date") other than as may be required by law;

                           (iii) that any Note not tendered will continue to
                  accrue interest;

                           (iv) that any Note accepted for payment pursuant to
                  the Change of Control Purchase Offer shall cease to accrue interest after the Offer Payment Date unless the Company shall default in the payment of the Change of Control Purchase Price of the Notes and the only remaining right of the Holder is to receive payment of the Change of Control Purchase Price upon surrender of the applicable Note to the Paying Agent;

                           (v) that Holders electing to have a portion of a Note
                  purchased pursuant to a Change of Control Purchase Offer may only elect to have such Note purchased in integral multiples of $1,000;

                           (vi) that if a Holder elects to have a Note purchased
                  pursuant to the Change of Control Purchase Offer it will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Offer Payment Date;

                           (vii) that a Holder will be entitled to withdraw its
                  election if the Company receives, not later than the third Business Day preceding the Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Note purchased; and

                           (viii) that if Notes are purchased only in part a new
                  Note of the same type will be issued in principal amount equal to the unpurchased portion of the Notes surrendered.

         (d) On or before the Offer Payment Date, the Company shall, to the extent lawful, accept for payment, all Notes or portions thereof validly tendered pursuant to the Change of Control Purchase Offer, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 4.14. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Offer Payment Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

         (e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to an offer hereunder. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.14 by virtue thereof.

         (f) The Company is not required to make a Change of Control Purchase Offer upon a Change of Control if a third party (i) makes the Change of Control Purchase Offer in the manner and at the time and otherwise in compliance with the terms of this Section 4.14, and (ii) purchases all Notes validly tendered and not withdrawn under the Change of Control Purchase Offer.

         Section 4.15. Limitation on Issuances and Sales of Capital Stock of Subsidiaries. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless:

                           (i) such transfer, conveyance, sale or other
                  disposition is of all of the Capital Stock of such Restricted Subsidiary owned by the Company and its Restricted Subsidiaries; and

                           (ii) such transaction is made in accordance with
                  Section 4.10 hereof provided that 85% of the proceeds from such a sale of Capital Stock of any Restricted Subsidiary that is a Significant Subsidiary shall consist of cash or Temporary Cash Investments.

         (b) Notwithstanding the foregoing or the provisions of any other covenant, the Company or any Restricted Subsidiary may sell Qualified Capital Stock of any Restricted Subsidiary in a Public Equity Offering; provided that:

                           (i) 100% of the Net Proceeds from such Public Equity
                  Offering shall be in cash and shall be applied as provided in
                  Section 4.10 hereof; and

                           (ii) the Tangible Assets of such Restricted
                  Subsidiary do not exceed 10% of the Consolidated Tangible Assets of the Company, determined as of the last day of the quarter ending immediately before the commencement of such Public Equity Offering.

         Section 4.16. Payments for Consent. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

         Section 4.17. Additional Guarantees. If the Company or any of its Restricted Subsidiaries shall acquire or form a Wholly Owned Restricted Subsidiary or any existing or future majority-owned Restricted Subsidiary shall, after the Issue Date, guarantee any Indebtedness of the Company or any Guarantor, the Company will cause any such Restricted Subsidiary (other than an Investee Store or Joint Venture, provided that such Investee Store or Joint Venture does not guarantee such Indebtedness of any other Person) to:

                  (a) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall guarantee all of the obligations of the Company with respect to the Notes on a senior subordinated basis; and

                  (b) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee to the effect that a supplemental indenture has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of this Indenture.

         Section 4.18. Termination of Certain Covenants In Event of Investment Grade Rating. In the event that each of the Rating Categories assigned to the Notes by the Rating Agencies is Investment Grade, the obligations under the covenants contained in Sections 4.07, 4.09, 4.10, 4.11, 4.15 and clause (iii) of
Section 5.01(a) hereof shall cease to apply to the Company and its Restricted Subsidiaries from and after the date on which the second of the Rating Agencies notifies the Company of the assignment of such Rating Category. Notwithstanding the foregoing, if the Rating Category assigned by either Rating Agency to the Notes should subsequently decline below Investment Grade, the foregoing covenants and such Consolidated Net Worth requirement shall be reinstituted as and from the date of such rating decline.

         Section 4.19. Registration Rights. (a) The Company agrees that the Holders (and any Person that has a beneficial interest in a Note) from time to time of Registrable Notes are entitled to the benefits of the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company has agreed for the benefit of the Holders from time to time of Registrable Notes, at the Company's expense, to file an Exchange Offer Registration Statement with respect to an Exchange Offer to exchange the Notes for Exchange Notes of the Company, guaranteed on a senior basis by the Subsidiary Guarantors, which Exchange Notes will have terms substantially identical in all material respects to the Notes. In certain circumstance, the Company may be required by the terms of the Registration Rights Agreement to file a Shelf Registration Statement covering resales of the Notes.

         (b) Any amounts of Additional Interest due pursuant to the Registration Rights Agreement shall be payable in cash on the regular Interest Payment Dates.

         Whenever in this Indenture there is mentioned, in any context, the payment of the principal of, premium, if any, or interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of Additional Interest provided for in this Section 4.19.

         Section 4.20. Additional Interest. If Additional Interest is payable pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating the amount of such Additional Interest that is payable.

         Section 4.21. Limitation on Layering Indebtedness. The Company will not, and will not permit any of the Guarantors to, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness of the Company or such Guarantor, as the case may be, and senior in any respect in right of payment to the Notes or such Guarantor's Note Guarantee, as the case may be.

                                   ARTICLE 5.
                                   SUCCESSORS

         Section 5.01. Merger, Consolidation, or Sale of Assets. (a) The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer or lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, transfer, lease or disposal of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

                           (i) either:

                                    (A) the Company shall be the surviving or
                           continuing corporation; or

                                    (B) the Person (if other than the Company)
                           formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of the Company substantially as an entirety (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall, in any case, expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company, under the Notes and this Indenture, and this Indenture shall remain in full force and effect;

                           (ii) immediately before and immediately after giving
                  effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes an obligation of the Company or any of its Restricted Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                           (iii) immediately after giving effect to such
                  transaction, except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary, the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) will have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction;

                           (iv) immediately after giving effect to such
                  transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.09 above;

                           (v) each Guarantor, unless it is the other party to
                  the transactions described above, shall have confirmed, by supplemental indenture to this Indenture, that its respective Note Guarantee with respect to the Notes shall apply to such Person's obligations under this Indenture and the Notes;

                           (vi) if any of the property or assets of the Company
                  or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 4.12 hereof are complied with; and

                           (vii) the Company shall have delivered, or caused to
                  be delivered, to the Trustee, in form and substance satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each to the effect that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereto, if required, comply with the provisions in clauses (i) through (vi) of this paragraph (a) and that all conditions precedent herein provided for relating to such transaction have been complied with.

         (b) The foregoing paragraph (a) shall not prohibit a merger of any Restricted Subsidiary of the Company with and into the Company or a merger effected solely for the purpose of reincorporating the Company in another jurisdiction.

         Section 5.02. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that, in the case of a transfer by lease, the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

         Section 6.01. Events of Default. An "Event of Default" occurs if:

                  (a) there shall be a default in the payment of any interest on the Notes when such interest becomes due and payable, and continuance of such default for a period of 30 days;

                  (b) there shall be a default in the payment of the principal of (or premium, if any, on) any Notes at Maturity;

                  (c) (i) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under this Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in the immediately preceding clauses (a) or (b) or in clauses (ii) or
         (iii) of this clause (c)), and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail:

                                    (A) to the Company by the Trustee; or

                                    (B) to the Company and the Trustee by the
                           Holders of at least 25% in aggregate principal amount of the outstanding Notes;

                  (ii) there shall be a default in the performance or breach of the provisions described in Article 5 or Section 4.10; or

                  (iii) the Company shall have failed to comply with the provisions of Section 4.14 for any reason, including the inconsistency of such covenant with the Company's Bylaws as in effect on the Issue Date;

                  (d) (i) any default in the payment of the principal of any Indebtedness shall have occurred under any agreements, indentures or instruments under which the Company or any Restricted Subsidiary of the Company then has outstanding Indebtedness in excess of $50.0 million when the same shall become due and payable in full and such default shall have continued after any applicable grace period and shall not have been cured or waived; or

                  (ii) an event of default as defined in any of the agreements, indentures or instruments described in clause (i) of this clause (d) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

                  (e) any Note Guarantee of any Significant Subsidiary individually or any other Subsidiaries if such Restricted Subsidiaries in the aggregate represent 15% or more of

         Consolidated Total Assets with respect to the Notes shall for any reason cease to be, or be asserted in writing by the Company, any Guarantor or any other Restricted Subsidiary of the Company, as applicable, not to be, in full force and effect, enforceable in accordance with its terms, except pursuant to the release of any such Note Guarantee in accordance with this Indenture;

                  (f) one or more judgments, orders or decrees for the payment of money in excess of $50.0 million (net of amounts covered by insurance, bond or similar instrument), either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary of the Company or any of their respective properties and shall not be discharged and either:

                           (i) any creditor shall have commenced an enforcement
                  proceeding upon such judgment, order or decree; or

                           (ii) there shall have been a period of 60 consecutive
                  days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

                  (g) there shall have been the entry by a court of competent jurisdiction of:

                           (i) a decree or order for relief in respect of the
                  Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law; or

                           (ii) a decree or order adjudging the Company or any
                  Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

                  (h) (i) the Company or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent;

                  (ii) the Company or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it;

                  (iii) the Company or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law;

                  (iv) the Company or any Significant Subsidiary:

                           (A) consents to the filing of such petition or the
                  appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Subsidiary or of any substantial part of its property;

                           (B) makes an assignment for the benefit of creditors;
                  or

                           (C) admits in writing its inability to pay its debts
                  generally as they become due; or

                  (v) the Company or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this clause (h).

         Section 6.02. Acceleration. (a) If an Event of Default (other than as specified in clause (g) or (h) of Section 6.01 hereof), shall occur and be continuing with respect to the Notes, the Trustee, by notice to the Company, or the Holders of at least 25% in aggregate principal amount then outstanding of such Notes, by notice in writing to the Trustee and to the Company, may declare such Notes due and payable immediately. Upon such declaration, all amounts payable in respect of such Notes shall be immediately due and payable. If an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs and is continuing, then all of the outstanding Notes under this Indenture shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee thereunder or any Holder.

         (b) After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount outstanding of Notes, by written notice to the Company and the Trustee, may annul such declaration if:

                           (i) the Company has paid or deposited with the
                  Trustee a sum sufficient to pay:

                                    (A) all sums paid or advanced by the Trustee
                           under the Notes and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel;

                                    (B) all overdue interest on all of the
                           Notes; and

                                    (C) to the extent that payment of such
                           interest is lawful, interest upon overdue interest at the rate borne by the Notes; and

                           (ii) all Events of Default, other than the
                  non-payment of principal of such Notes which have become due solely by such declaration of acceleration, have been cured or waived in writing.

         (c) The Holders of a majority in aggregate principal amount of the Notes outstanding may, on behalf of the Holders of all of such Notes, waive any past defaults under this Indenture except a default in the payment of the principal of, premium, if any, or interest on any such Note, or in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each such outstanding Note.

         Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         Section 6.04. Waiver of Past Defaults. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice in writing to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         Section 6.05. Control by Majority. Holders of a majority in principal amount of the then outstanding Notes may, by written notice, direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in any personal liability.

         Section 6.06. Limitation on Suits. A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) a Holder gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a written direction inconsistent with the request.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

         Section 6.07. Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Note so held, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any amounts due the Trustee under Section 7.07 hereof.

         Section 6.09. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent in writing to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

         Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                    TRUSTEE

         Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                 (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is conclusively determined in a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts; and

                (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a written direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability, financial or otherwise. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         Section 7.02. Rights of Trustee. (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own choosing and, the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

         Section 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

         Section 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Holders of Notes, at the expense of the Company, a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. In no event shall the Trustee be charged with the knowledge of any Default or Event of Default unless it has actual notice thereof.

         Section 7.06. Reports by Trustee to Holders of the Notes. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail at the expense of the Company to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange.

         Section 7.07. Compensation and Indemnity. The Company and the Guarantors shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company and the Guarantors shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith as conclusively determined in a court of competent jurisdiction. The Trustee shall notify the Company and the Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company and the Guarantors shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company and the Guarantors under this Section
7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations under this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee., except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

         Section 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the Company's expense, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee, at the Company's expense, shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07 hereof shall continue for the benefit of the retiring Trustee.

         Section 7.09. Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

         Section 7.10. Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

         Section 7.11. Preferential Collection of Claims Against Company. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

         Section 8.02. Legal Defeasance and Discharge. Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof,
(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under
Section 8.03 hereof.

         Section 8.03. Covenant Defeasance. Upon the Company's exercise under
Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18
and 4.21 hereof and clauses (iii), (iv) and (vi) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c), (d), (e) and (g) hereof shall not constitute Events of Default.

         Section 8.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

                  (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of such Notes, cash in United States dollars, non callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity thereof or on the applicable redemption date (such date being referred to as the "Defeasance Redemption Date"), as the case may be, and any other amounts owing under this Indenture, if in the case of a Defeasance Redemption Date prior to electing to exercise either Legal Defeasance or Covenant Defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on such Defeasance Redemption Date;

                  (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; provided, that the foregoing opinion of independent counsel required by this clause (b) with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable or (B) will become due and payable at Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

                  (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of

         Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence);

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any material agreement or instrument to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

                  (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes or any Guarantor over any other creditors of the Company or any Guarantor or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company, any Guarantor or others; and

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

         Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         Section 8.06. Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         Section 8.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

         Section 9.01. Without Consent of Holders of Notes. Notwithstanding
Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Note Guarantees or the Notes without the consent of any Holder of a Note:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

                  (c) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders by a successor to the Company or a Guarantor pursuant to Article 5 or Article 11 hereof, as the case may be;

                  (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect in any material respect the rights hereunder of any Holder of the Note;

                  (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (f) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes; or

                  (g) to evidence and provide for the acceptance of appointment under this Indenture of a successor Trustee.

         Upon the written request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

         Section 9.02. With Consent of Holders of Notes. Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.10 and 4.14 hereof), the Note Guarantees and the Notes with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Note Guarantees or the Notes may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

         Upon the written request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive in writing compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the written consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (a) change the Stated Maturity or the principal of, or any installment of interest on, any Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof;

                  (b) after a Change of Control has occurred, amend, change or modify the obligation of the Company to make and consummate a Change of Control Purchase Offer with respect to such Change of Control or modify any of the provisions or definitions with respect thereto;

                  (c) reduce the percentage in principal amount of outstanding Notes whose Holders must consent to a modification, amendment, supplement or waiver;

                  (d) modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of each Holder;

                  (e) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions;

                  (f) except as otherwise permitted under Article 5 consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under this Indenture; or

                  (g) amend or modify any of the provisions of this Indenture in any manner which subordinates the Notes in right of payment to other Indebtedness of the Company or which subordinates any Note Guarantee in right of payment to other Indebtedness of the Subsidiary Guarantor issuing such Note Guarantee.

         Section 9.03. Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

         Section 9.04. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         Section 9.05. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

         Section 9.06. Trustee to Sign Amendments, etc. The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying conclusively upon, in addition to the documents required by Section 13.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                             SUBORDINATION OF NOTES

         Section 10.01. Notes Subordinate to Senior Indebtedness. The Company and Guarantors covenant and agree, and each Holder accepting a Note, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 10, the indebtedness represented by the Notes and the Guarantees and the payment (by set-off or otherwise) of principal of, premium, if any, interest and Additional Interest, if any, on the Notes (including with respect to any repurchases of the Notes) will be subordinated in right of payment to the prior payment in full in cash or, at the option of the holders of Senior Indebtedness, in Temporary Cash Investments, of all Obligations in respect of Senior Indebtedness, whether outstanding on the date of this Indenture or thereafter incurred; provided, however, that the Notes and Guarantees, the indebtedness represented thereby and the payment of the principal of (and premium, if any), interest on and Additional Interest, if any, on the Notes, in all respects shall rank equally with, or prior to, all existing and future Indebtedness of the Company and the Guarantors that is expressly subordinated to any Senior Indebtedness.

         Section 10.02. Payment Over of Proceeds Upon Dissolution, etc. Upon any distribution to creditors of the Company or any Guarantor upon any total or partial liquidation, dissolution or winding up of the Company or such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or such Guarantor or its property, whether voluntary or involuntary, an assignment for the benefit of creditors or any marshalling of the Company's or such Guarantor's assets and liabilities,

                  (1) the holders of Senior Indebtedness of the Company or such Guarantor will be entitled to receive payment in full in cash or, at the option of the holders of such Senior Indebtedness, in Temporary Cash Investments, of all Obligations due or to become due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders will be entitled to receive any payment of any kind or character with respect to the Notes; and

                  (2) until all Obligations with respect to such Senior Indebtedness are paid in full in cash or, at the option of the holders of such Senior Indebtedness, in Temporary Cash Investments, any distribution of any kind or character to which the Holders of Notes would be entitled shall be made to the holders of such Senior Indebtedness (except that Holders of Notes may receive Permitted Junior Securities and payments made from the trust described in Article 8 hereof).

         The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 hereof shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section 10.02 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article 5 hereof.

         Section 10.03. Suspension of Payment When Senior Indebtedness in Default. Neither the Company nor any Guarantor shall make, directly or indirectly, (x) any payment upon or in respect of the Notes (except in Permitted Junior Securities or from the trust described in Article 8 hereof) or (y) acquire any of the Notes for cash or property or otherwise or make any other distribution with respect to the Notes if (i) any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any amount of any Designated Senior Indebtedness (a "Payment Default") or (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness (a "Non-Payment Default") that permits holders of, or the trustee or agent on behalf of the holders of, the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the trustee or agent on behalf of holders of any Designated Senior Indebtedness. Payments on the Notes may and shall be resumed (a) in the case of a Payment Default, upon the date on which such default is cured or waived and
(b) in case of a Non-Payment Default, the earlier of the date on which such Non-Payment Default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless a Payment Default has occurred and is continuing, including as a result of the acceleration of the maturity of any Designated Senior Indebtedness. After a Payment Blockage Notice is given for a Non-Payment Default, no new period of payment blockage for a Non-Payment Default may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and
(ii) all scheduled payments of principal, premium, if any, and interest and Additional Interest, if any, on the Notes that have come due have been paid in full in cash. No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such Non-Payment Default shall have been cured or waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of delivery of any Payment Blockage Notice which, in either case, would give rise to a default pursuant to any provision under which a default previously existed or was continuing shall constitute a new default for this purpose). Each Holder by its acceptance of a Note irrevocably agrees that if any payment or payments shall be made pursuant to this Indenture by the Company or a Guarantor and the amount or total amount of such payment or payments exceeds the amount, if any, that such Holder would be entitled to receive upon the proper application of the subordination provisions of this Indenture, the payment of such excess amount shall be deemed null and void, and the Holder agrees that it will be obligated to return the amount of the excess payment to the Trustee, as instructed in a written notice of such excess payment, within ten days of receiving such notice.

         Section 10.04. Payment Permitted if No Default. Nothing contained in this Article or elsewhere in this Indenture or in any of the Notes shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 10.02 or under the conditions described in Section 10.03, from making payments at any time of principal of (and premium, if any) or interest or Additional Interest, if any, on the Notes.

         Section 10.05. Subrogation to Rights of Holders of Senior Indebtedness. Subject to the prior payment in full in cash of all Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

         Section 10.06. Provisions Solely to Define Relative Rights. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall
(a) impair, as between the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         Section 10.07. Trustee to Effectuate Subordination. Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes. If upon any dissolution, winding up or reorganization of the

Company, whether in bankruptcy, insolvency, receivership proceedings or otherwise, the Trustee does not file a claim in such proceedings prior to 30 days before the expiration of the time to file such claim, the holders of Senior Indebtedness or the Agents may file such a claim on behalf of the holders of the Notes.

         Section 10.08. No Waiver of Subordination Provisions. (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         (b) Without in any way limiting the generality of Subsection (a) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company or any other Person.

         Section 10.09. Notice to Trustee. (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company, the Agent or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.05 hereof, shall be entitled in all respects to assume that no such facts exist; provided, however, that, if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

         (b) Subject to the provisions of Section 7.05 hereof, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         Section 10.10. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 7.05 hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         Section 10.11. Rights of Trustee As a Holder of Senior Indebtedness; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 7.07 hereof.

         Section 10.12. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 10.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

         Section 10.13. No Suspension of Remedies. Nothing contained in this Article shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article 6 hereof or to pursue any rights or remedies hereunder or under applicable law. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

         Section 10.14. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall mistakenly, in the absence of gross negligence or willful misconduct, pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

         Section 10.15. Notices to Holders of Senior Indebtedness. Upon the occurrence of any acceleration of the Notes pursuant to Section 6.02 hereof, the Company shall promptly notify the holders of Senior Indebtedness of such acceleration.

                                   ARTICLE 11.
                                 NOTE GUARANTEES

         Section 11.01. Guarantee. Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

         If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

         Section 11.02. Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

         Section 11.03. Execution and Delivery of Note Guarantee. To evidence its Note Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

         Each Guarantor hereby agrees that its Note Guarantee set forth in
Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

         In the event that the Company creates or acquires any new Wholly Owned Restricted Subsidiaries subsequent to the Issue Date or in case any existing or future majority-owned Restricted Subsidiary shall, after the Issue Date, guarantee any Indebtedness of the Company or any Guarantor, in each case if required by Section 4.17 hereof, the Company shall cause such Restricted Subsidiaries to execute supplemental indentures to this Indenture and Note Guarantees in accordance with Section 4.17 hereof and this Article 11, to the extent applicable.

         Section 11.04. Guarantors May Consolidate, etc., on Certain Terms. Except as otherwise provided in Section 11.05, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

                  (a) subject to Section 11.05 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture and the Note Guarantee on the terms set forth herein or therein; and

                  (b) immediately after giving effect to such transaction, no Default or Event of Default exists.

         In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

         Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

         Section 11.05. Releases of Note Guarantees. (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation, liquidation, dissolution or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor otherwise in compliance with this Indenture (including, without limitation, Sections 4.10 and 4.15 hereof), in each case to a Person that is not (either before or after giving effect to such transactions) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this

Indenture, including without limitation Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation
Section 4.10 hereof, the Trustee shall execute any documents reasonably required and requested of it in writing in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

         (b) Upon the designation of a Restricted Subsidiary to become an Unrestricted Subsidiary otherwise in compliance with this Indenture, such Guarantor will be deemed released from its obligations under its Note Guarantee; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company or any other Restricted Subsidiary shall also terminate upon such release, sale or transfer.

         (c) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

         Section 11.06. Ranking of Note Guarantees. Each Subsidiary Guarantor covenants and agrees, and each Holder by accepting a Note, likewise covenants and agrees, that each Note Guarantee will be an unsecured senior subordinated obligation of the Subsidiary Guarantor issuing such Note Guarantee, subordinated in right of payment to all existing and future Senior Indebtedness of the Subsidiary Guarantors to the extent set forth in Article Ten hereof, and ranking senior to or pari passu in right of payment with all other existing and future Indebtedness of such Subsidiary Guarantor that is expressly subordinated to any senior subordinated indebtedness of such Subsidiary Guarantor.

                                   ARTICLE 12.
                           satisfaction and discharge

         Section 12.01. Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

         (a) either:

                           (i) all Notes issued under the Indenture and
                  theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment funds have been deposited in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

                           (ii) all Notes issued under the Indenture and not
                  theretofore delivered to the Trustee for cancellation;

                                    (A) have become due and payable; or

                                    (B) will become due and payable at their
                           Stated Maturity or pursuant to an optional redemption within one year, and either the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness in respect of the Notes, for principal of, premium and interest to the date of redemption or Stated Maturity, as the case may be;

         (b) the Company or any Guarantor has paid all other sums payable by the Company and any Guarantor under the Indenture;

         (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent to the satisfaction and discharge of the Indenture, as specified therein, have been complied with and that such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound; and

         (d) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at Stated Maturity or the redemption date, as the case may be.

         Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (ii)(B) of clause (a) of this Section, the provisions of Section 7.07, Section 11.02 and
Section 8.06 shall survive.

         Section 12.02. Application of Trust Money. Subject to the provisions of
Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 12.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 13.
                                  MISCELLANEOUS

         Section 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

         Section 13.02. Notices. Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company and/or any Guarantor:

                  Fleming Companies, Inc.
                  1945 Lakepointe Drive
                  Lewisville, Texas 75029
                  Telecopier No.: (972) 906-1555
                  Attention: Chief Financial Officer

         With a copy to:

                  Latham & Watkins
                  505 Montgomery Street, 19th Floor
                  San Francisco, CA 94111
                  Telecopier No.: (415) 395-8095
                  Attention: Tracy Edmonson, Esq.

                  If to the Trustee:

                  Manufacturers and Traders Trust Company
                  One M & T Plaza
                  7th Floor, Corporate Trust Department
                  Buffalo, New York 14203

         The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

         Section 13.03. Communication by Holders of Notes with Other Holders of Notes. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         Section 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

         Section 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

         Section 13.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

         Section 13.07. No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Note Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         Section 13.08. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         Section 13.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         Section 13.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in
Section 11.05.

         Section 13.11. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 13.12. Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         Section 13.13. Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES


Dated as of April 15, 2002

                                       FLEMING COMPANIES, INC.


                                       By:   /s/ Carlos M. Hernandez
                                          --------------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary

                                       ABCO FOOD GROUP, INC., as Guarantor


                                       By:   /s/ James R. Vaughan
                                          --------------------------------------
                                          Name:  James R. Vaughan
                                          Title: President

                                       ABCO MARKETS, INC., as Guarantor


                                       By:   /s/ Carlos M. Hernandez
                                          --------------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary

                                       ABCO REALTY CORP., as Guarantor


                                       By:   /s/ Carlos M. Hernandez
                                          --------------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary

                                       AG, L.L.C., as Guarantor, by Fleming
                                       Companies, Inc. as its sole member


                                       By:   /s/ Carlos M. Hernandez
                                          --------------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary

                                       AMERICAN LOGISTICS GROUP, INC., as
                                       Guarantor


                                       By:   /s/ Carlos M. Hernandez
                                          --------------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary


                                       ARIZONA PRICE IMPACT, L.L.C., as
                                       Guarantor


                                       By:   /s/ Carlos M. Hernandez
                                          --------------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary



                                       BAKER'S FOOD GROUP, INC., as Guarantor


                                       By:   /s/ James R. Vaughan
                                          --------------------------------------
                                          Name:  James R. Vaughan
                                          Title: President


                                       CARDINAL WHOLESALE, INC., as Guarantor


                                       By:   /s/ Carlos M. Hernandez
                                          --------------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary



                                       DUNIGAN FUELS, INC., as Guarantor


                                       By:   /s/ Carlos M. Hernandez
                                          --------------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary

                                       FAVAR CONCEPTS, LTD., as Guarantor


                                       By:   /s/ Carlos M. Hernandez
                                          --------------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary




                                       FLEMING FOODS MANAGEMENT CO., L.L.C., as
                                       Guarantor


                                       By:   /s/ Carlos M. Hernandez
                                          --------------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary


                                       FLEMING FOODS OF TEXAS, L.P., as
                                       Guarantor


                                       By:   /s/ Carlos M. Hernandez
                                          --------------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary

                                       FLEMING INTERNATIONAL LTD., as Guarantor


                                       By:   /s/ Carlos M. Hernandez
                                          --------------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary

                                       FLEMING SUPERMARKETS OF FLORIDA, INC.


                                       By:   /s/ Carlos M. Hernandez
                                          --------------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary

                                       FLEMING TRANSPORTATION SERVICE, INC., as
                                       Guarantor


                                       By:   /s/ Carlos M. Hernandez
                                          --------------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary

                                       FLEMING WHOLESALE, INC., as Guarantor


                                       By:   /s/ Carlos M. Hernandez
                                          --------------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary

                                       FOOD 4 LESS BEVERAGE COMPANY, INC., as
                                       Guarantor


                                       By:   /s/ Charles L. Hall
                                          --------------------------------------
                                          Name:  Charles L. Hall
                                          Title: President



                                       FUELSERV, INC., as Guarantor


                                       By:   /s/ Carlos M. Hernandez
                                          --------------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary

                                       GATEWAY INSURANCE AGENCY, INC., as
                                       Guarantor


                                       By:   /s/ Carlos M. Hernandez
                                          --------------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary

                                       LAS, INC., as Guarantor


                                       By:   /s/ Carlos M. Hernandez
                                          --------------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary

                                       MINTER-WEISMAN CO., as Guarantor


                                       By:   /s/ Carlos M. Hernandez
                                          --------------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary

                                       PIGGLY WIGGLY COMPANY, as Guarantor


                                       By:   /s/ Carlos M. Hernandez
                                          --------------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary

                                       PROGRESSIVE REALTY, INC., as Guarantor


                                       By:   /s/ Carlos M. Hernandez
                                          --------------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary



                                       RAINBOW FOOD GROUP, INC., as Guarantor


                                       By:   /s/ James R. Vaughan
                                          --------------------------------------
                                          Name:  James R. Vaughan
                                          Title: President

                                       RETAIL INVESTMENTS, INC., as Guarantor


                                       By:   /s/ Carlos M. Hernandez
                                          --------------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary

                                       RETAIL SUPERMARKETS, INC., as Guarantor


                                       By:   /s/ Carlos M. Hernandez
                                          --------------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary

                                       RFS MARKETING SERVICES, INC., as
                                       Guarantor


                                       By:   /s/ Carlos M. Hernandez
                                          --------------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary

                                       RICHMAR FOODS, INC., as Guarantor


                                       By:   /s/ Carlos M. Hernandez
                                          --------------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary

                                       SCRIVNER TRANSPORTATION, INC., as
                                       Guarantor


                                       By:   /s/ Carlos M. Hernandez
                                          --------------------------------------
                                          Name:  Carlos M. Hernandez
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary

                                       MANUFACTURERS AND TRADERS TRUST
                                       COMPANY, not in its individual capacity, but solely as Trustee

                                       By: /s/ Russell T. Whitley
                                           ------------------------------------
                                           Name:  Russell T. Whitley
                                           Title: Assistant Vice President

                                                                       EXHIBIT A

                                 [Face of Note]
================================================================================

                                                         CUSIP/CINS ____________

                o   9 7/8% Senior Subordinated Notes due 2012

No. ___                                                             $___________

                             FLEMING COMPANIES, INC.

promises to pay to Cede & Co.

or registered assigns,

the principal sum of
                     -----------------------------------------------------------

Dollars on May 1, 2012.

Interest Payment Dates: May 1 and November 1

Record Dates: April 15 and October 15

Dated:

                                       FLEMING COMPANIES, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



This is one of the Notes referred to
in the within-mentioned Indenture:

MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:
   -------------------------------
         Authorized Signatory

================================================================================

                                 [Back of Note]
                    9 7/8% Senior Subordinated Notes due 2012

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Fleming Companies, Inc., an Oklahoma corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9 7/8% per annum from [ ] until maturity. The Company will pay interest semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the date of issuance thereof or from the most recent date to which interest has been paid; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [ ]. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company reserves the right to pay interest to Holders of Notes by check mailed to such Holders at their registered addresses or by wire transfer to Holders of at least $5.0 million aggregate principal amount of Notes.

         3. PAYING AGENT AND REGISTRAR. Initially, Manufacturers and Traders Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Notes under an Indenture dated as of April 15, 2002 ("Indenture") among the Company, the Guarantors named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company which may be issued in unlimited amounts from time to time subject to compliance with Section
4.09 of the Indenture. The Company is issuing $260.0 million in aggregate principal amount of Notes on the Issue Date.

         5. OPTIONAL REDEMPTION.

         Optional Redemption. (a) Except as described below, the Notes are not redeemable before May 1, 2007. Thereafter, the Company may redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve month period commencing on May 1 of the year set forth below.

                                     YEAR                              PERCENTAGE
                                     ----                              ----------
                     2007................................               104.938%
                     2008................................               103.292%
                     2009................................               101.646%
                     2010 and thereafter.................               100.000%

         In addition, the Company must pay all accrued and unpaid interest on the Notes redeemed.

         (b) Notwithstanding the foregoing, up to 35% of the initial aggregate principal amount of the Notes may be redeemed on or prior to May 1, 2005, at the option of the Company, within 90 days of an Equity Offering with the net proceeds of such offering at a redemption price equal to 109.875% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates); provided, that after giving effect to such redemption at least 65% of the Notes originally issued under the Indenture remains outstanding.

         6. MANDATORY REDEMPTION.

         Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

         7. REPURCHASE AT OPTION OF HOLDER.

         (a) Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

         (b) The Company is, subject to certain conditions, obligated to make an offer to purchase the Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

         8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company and the Trustee may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect in any material respects the rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes, or to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee.

         12. DEFAULTS AND REMEDIES. Events of Default are set forth in the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in writing in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. SUBORDINATION. The Notes will be subordinated in right of payment to all existing and future Senior Indebtedness of the Company to the extent set forth in the Indenture.

         14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A
(= Uniform Gifts to Minors Act).

         18. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the

Registration Rights Agreement dated as of April 15, 2002, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

         19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Fleming Companies, Inc.
1945 Lakepointe Drive
Lewisville, Texas 75029
Attention: Investor Relations

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                             -----------------------------------
                                               (Insert assignee's legal name)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  _______________
                                       Your Signature:
                                                      --------------------------
                                       (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:
                      -------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

                        [ ] Section 4.10        [ ] Section 4.14

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

                                   $_______________

Date: _______________

                                       Your Signature:
                                                      --------------------------
                                       (Sign exactly as your name appears on the face of this Note)

                                       Tax Identification No.:
                                                              ------------------

Signature Guarantee*:
                     -----------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                          Principal Amount of
                                Amount of              Amount of           this Global Note         Signature of
                               decrease in            increase in           following such       authorized officer
                            Principal Amount        Principal Amount           decrease          of Trustee or Note
    Date of Exchange       of this Global Note    of this Global Note        (or increase)            Custodian
    ----------------       -------------------    -------------------     -------------------    ------------------




                                                                       EXHIBIT B


                         FORM OF CERTIFICATE OF TRANSFER


Fleming Companies, Inc.
1945 Lakepointe Drive
Lewisville, Texas 75029

[Registrar address block]

         Re: 9 7/8% Senior Subordinated Notes due 2012

         Reference is hereby made to the Indenture, dated as of April 15, 2002 (the "Indenture"), among Fleming Companies, Inc., an Oklahoma corporation, as issuer (the "Company"), the Guarantors named therein and Manufacturers and Traders Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

         4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

                  (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                       [Insert Name of Transferor]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

Dated:
      -----------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

         1.       The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

                  (a) [ ] a beneficial interest in the:

                           (i)   [ ]  144A Global Note (CUSIP _________), or

                           (ii)  [ ]  Regulation S Global Note (CUSIP
                                      _________), or

                           (iii) [ ]  IAI Global Note (CUSIP _________); or

                  (b) [ ]  a Restricted Definitive Note.

         2.       After the Transfer the Transferee will hold:

                                   [CHECK ONE]

                  (a) [ ]  a beneficial interest in the:

                           (i)   [ ]  144A Global Note (CUSIP _________), or

                           (ii)  [ ]  Regulation S Global Note (CUSIP
                                      _________), or

                           (iii) [ ]  IAI Global Note (CUSIP _________); or

                           (iv)  [ ]  Unrestricted Global Note (CUSIP
                                      _________); or

                  (b) [ ]  a Restricted Definitive Note; or

                  (c) [ ]  an Unrestricted Definitive Note,

                  in accordance with the terms of the Indenture.

                                                                       EXHIBIT C


                         FORM OF CERTIFICATE OF EXCHANGE


Fleming Companies, Inc.
1945 Lakepointe Drive
Lewisville, Texas 75029

[Registrar address block]

         Re: 9 7/8% Senior Subordinated Notes due 2012

                              (CUSIP ____________)

         Reference is hereby made to the Indenture, dated as of April 15, 2002 (the "Indenture"), among Fleming Companies, Inc., an Oklahoma corporation, as issuer (the "Company"), the Guarantors named therein and Manufacturers and Traders Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

         1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the

         Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive
         Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] "144A Global Note, "Regulation S Global Note, "IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the

         Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                       -----------------------------------------
                                                [Insert Name of Transferor]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

Dated:
      -----------------------

                                                                       EXHIBIT D


                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


Fleming Companies, Inc.
1945 Lakepointe Drive
Lewisville, Texas 75029

[Registrar address block]

         Re: 9 7/8% Senior Subordinated Notes due 2012

         Reference is hereby made to the Indenture, dated as of April 15, 2002 (the "Indenture"), among Fleming Companies, Inc., an Oklahoma corporation, as issuer (the "Company"), the Guarantors named therein and Manufacturers and Traders Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of:

         (a) [ ] a beneficial interest in a Global Note, or

         (b) [ ] a Definitive Note,

         we confirm that:

         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the

Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       -----------------------------------------
                                          [Insert Name of Accredited Investor]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

Dated:
      -----------------------

                                                                       EXHIBIT E


                          FORM OF NOTATION OF GUARANTEE

         For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of April 15, 2002 (the "Indenture") among Fleming Companies, Inc., an Oklahoma corporation (the "Company"), the Guarantors listed on the signature pages thereto and Manufacturers and Traders Trust Company, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

                                       [NAME OF GUARANTOR(S)]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT F


                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of Fleming Companies, Inc. (or its permitted successor), an Oklahoma corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Manufacturers and Traders Trust Company, as trustee under the indenture referred to below (the "Trustee").

                                   WITNESSETH

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of April 15, 2002 providing for the issuance from time to time of the Company's 9 7/8% Senior Subordinated Notes due 2012 (the "Notes");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

                  (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

                           (i) the principal of and interest on the Notes will
                  be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                           (ii) in case of any extension of time of payment or
                  renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

                  (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  (c) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

                  (d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

                  (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                  (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and
         (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

                  (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

                  (i) Pursuant to Section 11.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

         3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         4. GUARANTEEING SUBSIDIARY mAY CONSOLIDATE, eTC. ON CERTAIN TERMS.

                  (a) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

                           (i) subject to Sections 11.04 and 11.05 of the
                  Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Note Guarantee on the terms set forth herein or therein; and

                           (ii) immediately after giving effect to such
                  transaction, no Default or Event of Default exists.

                  (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

                  (c) Except as set forth in Articles 4 and 5 and Section 11.05 of Article 11 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the

         Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

         5. RELEASES.

                  (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation, liquidation, dissolution or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation, liquidation, dissolution or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section
         4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

                  (b) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

         6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

         7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:               ,
      ---------------  ----

                                       [GUARANTEEING SUBSIDIARY]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       FLEMING COMPANIES, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       MANUFACTURERS AND TRADERS TRUST COMPANY,
                                         not in its individual capacity but
                                         solely as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Signatory